Exhibit 10.30

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

THIS PATENT SECURITY AGREEMENT (this “Agreement”) is made as of December 13, 2010, by the party named as a Grantor on the signature pages hereto (“Grantor”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent (together with its successors and assigns in such capacity, “Agent”) for various financial institutions (“Lenders”) party from time to time to the Loan Agreement (as defined below).

Recitals:

WHEREAS, Spectrum Brands, Inc. (“SBI”), United Pet Group, Inc. (“UPG”), and certain of their subsidiaries and affiliates are party with Agent, Lenders, and certain other parties thereto to that certain Loan and Security Agreement dated as of June 16, 2010 (as amended, supplemented, modified or refinanced from time to time in accordance with the terms of the ABL Intercreditor Agreement, the “Loan Agreement”);

WHEREAS, UPG has acquired all of the equity interests in Grantor and, concurrently with the execution and delivery of this Agreement, Grantor is executing a certain Joinder Agreement to Loan and Security Agreement and other Loan Documents (the “Joinder Agreement”), pursuant to which Grantor has agreed, among other things, to join the Loan Agreement as a “Borrower” thereunder and to grant to Agent, for the benefit of the Secured Parties (as defined in the Loan Agreement), a security interest in and lien upon substantially all of its assets; and

WHEREAS, Agent and Lenders are willing to make loans and other financial accommodations to Borrowers (as such term is defined in the Loan Agreement), including Grantor, from time to time pursuant to the terms of the Loan Agreement, provided that Grantor executes this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor grants to Agent, for the benefit of the Secured Parties, and to secure the Obligations (as such term is defined in the Loan Agreement), a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each patent owned by Grantor, including, without limitation, each patent referred to in Schedule 1 hereto;

(ii) each patent license to which Grantor is a party, including, without limitation, each patent license recorded with the U.S. Patent and Trademark Office identified in Schedule 1 hereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by Grantor against third parties for past, present or future infringement of any patent owned by Grantor (including, without limitation, any patent identified in Schedule 1 hereto) and all rights and benefits of Grantor under any patent license (including, without limitation, any patent license recorded with the U.S. Patent and Trademark Office identified in Schedule 1 hereto).

Grantor irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Grantor or in Agent’s name, from time to time, in Agent’s discretion, so long as any Event of Default (as such term is defined in the Loan Agreement) shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Loan Agreement, Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by Grantor to Agent pursuant to the Loan Agreement. Grantor acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[Remainder of page intentionally left blank; signatures appear on following page.]

IN WITNESS WHEREOF, Grantor has caused this Agreement to be signed and delivered by its duly authorized representative on the day and year first above written.

GRANTOR:

SEED RESOURCES, L.L.C.

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Vice President + Secretary

Patent Security Agreement

Accepted:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Lisa Freeman
Name: Lisa Freeman
Title: Senior Vice President

Patent Security Agreement

Schedule 1 to Patent Security Agreement

SEED RESOURCES, L.L.C.

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

6024047	2/15/2000	2/15/2014	USA	Bird Feeder

6591779	7/15/2003	7/15/2017	USA	Display Bird Feeder

7685967	3/30/2010	3/30/2024	USA	Feed Cake Assembly

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter
Licensing Agreement	Bellsong Products (D. Scott Schultz) (Licensor) and Birdola Products (Licensee)	11/23/2003	Patent No. 6474260